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                                                                    Exhibit 99.3

 [LOGO]               [LETTERHEAD OF THE COOPER COMPANIES]


         NEWS RELEASE
         CONTACT:
         NORRIS BATTIN
         THE COOPER COMPANIES, INC.
         ir@coopercompanies.com
         FOR IMMEDIATE RELEASE


                    THE COOPER COMPANIES TO REPURCHASE SHARES
                    -----------------------------------------

LAKE FOREST, Calif., August 30, 2000-- The Cooper Companies, Inc. (NYSE: COO) announced today that its Board of Directors has authorized the purchase of up to one million shares of its common stock. The shares will be purchased in open market regular or block transactions from time to time as market conditions warrant.

A. Thomas Bender, Cooper's president and chief executive officer said, "I believe that investing in our shares at this time is a sound decision. I continue to have confidence in the future of contact lenses as the market transitions from mature and declining commodity products to the specialty lenses that our CooperVision unit is so successfully marketing. I'm also confident that CooperVision can continue this strong performance. Our growth in the toric lens category is outpacing the toric market and I anticipate favorable market acceptance of our new line of disposable cosmetic lens that is currently being rolled out globally. In addition, progress at CooperSurgical, our women's healthcare medical device business, has been steady as we execute our strategy of consolidating this market by acquisition with a revenue goal of $100 million by 2003."

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business




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conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999. Cooper cautions readers not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release. The Company disclaims any intent or obligation to update these forward-looking statements.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Shelton, Conn., Boca Raton, Fla., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories used primarily by gynecologists and obstetricians. Its Web address is www.coopersurgical.com.